EXHIBIT 10.51

Indenture of Lease

THIS LEASE, made this 25th day of March 2004 between Lynchburg Realty LLC, an Indiana Limited Liability Company of the City of Indianapolis, County of Marion and State of Indiana, hereinafter referred to as “LESSOR”, and StarTek USA, Inc. of the City of Denver, County of Denver and State of Colorado, hereinafter referred to as “LESSEE”.

WITNESSETH: That said Lessor, in consideration of the rents and covenants hereinafter contained, and by said Lessee to be paid and performed, hereby leases to the said Lessee room number 33 having irregular outer wall dimensions and consisting of approximately 38,615 square feet (“Leased Premises”) outlined in red on the attached site plan of The Plaza (the “Shopping Center”), attached hereto and marked Exhibit “A”, and located on the real estate described on the attached Exhibit “B”, situated in the City of Lynchburg, and State of Virginia.

Building:	As a part of the consideration for this Lease and the rent to be paid hereunder, Lessor agrees that it will deliver a room having those approximate measurements ninety (90) days following full execution of this Lease, same to be completed with due diligence and reasonable dispatch, taking into account scarcity of material, strikes, lockouts, governmental orders, directives and regulations, the said room to be completed for the use of Lessee hereunder, as the Leased Premises which was constructed in good and workable manner substantial accordance with Lessor’s plans and specifications, Lessor shall provide acoustical tile ceiling including grid, removal of two small existing HVAC units and the addition of two new twenty-five ton H.V.A.C. package and an additional 30 tons of new HVAC service, all of the above to be in good operating condition. This representation shall be deemed satisfied and no claim may be made for its breach unless written notice is received within ten (10) days after delivery of the Leased Premises to Lessee. Lessee acknowledges that it has inspected the Leased Premises, that it accepts the Leased Premises in its present condition and that the Leased Premises are in good condition and habitable for Lessee’s intended use.

Lessee agrees to address and execute an Acceptance of Premises letter (Exhibit C), Estoppel Certificate (Exhibit D) and/or Subordination, Non-Disturbance and Attornment Agreement (Exhibit E), addressed to the mortgagee (if any) and Lessor and forward same to Lessor within fifteen (15) days of its written request. If Lessee does not execute, acknowledge, and deliver any of those documents within said fifteen (15) days after written request, Lessor, its successors and assigns will be entitled to execute, acknowledge, and deliver those documents on behalf of Lessee as Lessee’s attorney-in-fact. Lessee constitutes and irrevocably appoints Lessor, its successors and assigns, as Lessee’s attorney-in-fact to execute, acknowledge, and deliver those documents on behalf of Lessee.

Lessor’s Reservations:	Lessor hereby reserves the use of the walls, floor and roof of the Leased Premises and the right to install, maintain, use, repair and replace the pipes, ducts, conduits and wires leading through the Leased Premises serving other parts of the Shopping Center so long as Landlord does not materially and adversely disturb Tenant’s use and occupancy of the Premises and conducts its work outside of Tenant’s business hours if commercially reasonable.

Parking Areas:	Lessor gives and grants unto Lessee a non-exclusive easement during the term of this Lease in all that land that may from time to time be set aside for sidewalks and for ingress and egress to and from the Leased Premises above and for free parking of 400 spaces, the same to be used and enjoyed by Lessee, Lessee’s invitees, customers and the general public, but subject to the same rights to be enjoyed by other lessees and occupants of Lessor’s Shopping Center. Lessor shall pave, light and maintain the parking areas in the vicinity of the Leased Premises. Lessee agrees not to use any chemicals on the sidewalks. Except as required of Lessee in the section “Lessee’s repairs,” the sidewalks and parking areas shall remain under Lessor’s control and not be fenced or otherwise obstructed and shall be kept open for the free use thereof at all times as herein intended except as provided elsewhere in this Lease.

Purpose:	The Leased Premises are to be used, under this Lease, for operating a call center. Said premises shall be used for no other purpose and shall not be otherwise occupied except upon and with the written consent of Lessor first had which shall not be unreasonably conditioned, delayed or withheld.

Term:	TO HAVE AND TO HOLD said Leased Premises with the appurtenances unto Lessee, for and during the full term of Seven (7) years Three (3) months commencing on the date of Lessee’s possession of the Leased Premises.

Rent:	Lessee, in consideration of the leasing of the premises aforesaid and the covenants and agreements herein contained, does hereby covenant and agree to and with Lessor to pay Lessor, as rent for said Leased Premises, during the term hereof, in addition to any other sum herein provided to be paid, without any setoffs or deductions whatsoever unless provided herein, a fixed minimum annual rental of One hundred fifty four thousand four hundred and sixty Dollars ($154,460.00) payable in equal monthly installments of Twelve Thousand Eight Hundred Seventy-one and 67/100 Dollars ($12,871.67) as minimum rental, on the first day of each and every month, in advance, during the first seven (7) years and three (3) months of the Lease term. Rent Commencement shall be on the date Lessee accepts possession of the Leased Premises.

Lessee agrees to pay the greater of i) 5% of the outstanding amount due under this Lease on an accumulative basis or ii) as follows:

If rent is RECEIVED AFTER:

The fifth (5th) day of the month after Tenant’s receipt of notice that it is delinquent:	$250.00

The tenth (10th) day of the month after Tenant’s receipt of notice that it is delinquent:	$500.00

The nineteenth (19th) day of the month after Tenant’s receipt of notice that it is delinquent:	$1,000.00

Application of said late charge shall not be a waiver by Lessor of a default by Lessee nor waive or diminish Lessor’s rights and remedies in any way as a result of a default by Lessee. A $50.00 fee shall be assessed to Lessee for any check returned unpaid to Lessor. This fee shall be assessed in addition to the late charge, if applicable. Provisions of this Section shall be strictly enforced.

LESSEE’S COVENANTS

As a further consideration for the leasing of said Leased Premises as aforesaid and for this Lease, Lessee covenants and agrees as follows:

Pay Rent:	Lessee shall pay to Lessor, the rent for said Leased Premises as herein provided, in lawful money of the United States of America, on the first day of the month, in advance, without demand and without any deduction whatsoever unless herein provided, at Lessor’s address, or at such other place and to such other person, persons, firms or corporation as Lessor may from time to time direct in writing, and payment pursuant to such instruction shall constitute payment of the Lease rent hereunder. If paid by check, same must be good on presentation to the bank upon which it is drawn.

Taxes and Insurance:	Lessee shall pay to Lessor, as additional rent, Lessee’s pro rata share of all taxes, assessments and insurance paid by Lessor. Starting on the commencement of this Lease, Lessee shall pay to Lessor, monthly, in advance, one-twelfth (1/12) of Lessee’s pro rata share of the amount of taxes, assessments and insurance paid by Lessor for the previous year or estimated to be paid for the current year if little or no taxes or insurance were paid the previous year. Lessee’s pro rata share shall be that portion that Lessee’s gross square feet of floor area of the Leased premises bears to the total gross square feet of floor area in the Shopping Center owned by Lessor. Initial monthly taxes are estimated to be $740.00. Initial monthly insurance is estimated to be $643.00.

Use:	Lessee shall not use or occupy or suffer or permit said Leased Premises or any part thereof to be used in any manner or occupied for any purpose contrary to law or the rules or regulations of any public authority or in any manner deemed a fire hazard or so as to increases the cost of hazard insurance to Lessor over and above the normal cost of such insurance for the type and location of the building of which the Leased Premises are a part and for the intended business of Lessee.

Utilities:	Lessee shall be responsible for and pay for all public utility and private service rendered or furnished to the Leased Premises from the date of Delivery of Possession of the Leased Premises to Lessee through the end of the Lease

Term hereof in the nature of heat, water, sewer, gas and electric, all of which Lessor represents to Lessee are available at the walls of the Premises together with all taxes, levies, or other charges on such utility services. Lessee shall have all utility services placed in its name by or before the date of Delivery of Possession of the Leased Premises from Lessor to Lessee. Should Lessee fail to have said utility services placed in its name by said date, Lessor shall invoice Lessee for Lessee’s share of such utility services used in the Leased Premises for the period of Lessee’s occupancy. Lessor shall not be liable for the quality, quantity or interference involving such services, except in the event Lessor’s negligence caused interference or disruption.

Indemnification:	It is agreed that Lessor shall not be liable to Lessee or any other person on the Leased Premises or on about said premises by Lessee’s consent, invitation or license, express or implied, for any damage to personal property, or by virtue of personal injuries, sustained by reason of the condition of said premises or any part thereof, or of any appurtenances thereto, or arising from the bursting or leaking of any water, gas, sewer, steam pipes or any other installations, or on account of the acts or omissions of any co-tenant or occupant of the premises of which the Leased Premises form a part, or due to casualty or accident in or about said Leased Premises except for Lessor’s negligence. It is specifically agreed that Lessor shall have no liability for damage to or loss of Lessee’s contents, however such damage may be caused except in the case of Lessor’s negligence. Lessee agrees to at all times save Lessor harmless from all loss, cost, injury, damages, or death, that may occur or be claimed by or with respect to any person, persons, corporations, property or chattels on or about the Leased Premises, or to the property itself, resulting from any act done or omission by or through Lessee’s use, non-use, or possession of, condition of, or conduct of its business in said property. Lessee hereby agrees to pay, discharge or successfully defend Lessor against any and all such claims, liens and demands.

The Lessor agrees to indemnify, save, hold harmless and defend the Lessee, its officers, agents and employees from and against all suits, claims, demands, actions, liabilities, judgments, costs including all costs of litigation preparation and attorney’s fees arising out of, or in any way predicated upon personal injury, death or property damage resulting from, related to, caused by or arising out of the failure of Lessor to perform any of its obligations incident to this Lease.

Liability Insurance:	Lessee shall place and maintain, at Lessee’s own expense, fire and extended coverage property insurance in an amount no less than 100% of the replacement cost and, comprehensive liability insurance with policy limits of $1,000,000 for each person and $2,000,000 for each accident, with respect to Lessee’s use and occupancy of said premises, and to have Lessor named therein and furnish to Lessor copies of said policies. Lessee shall maintain the hot water tank(s) and the plate glass in the Leased Premises, but may self-insure for such.

Waste:	Lessee shall use, maintain and occupy said Leased Premises in a careful, safe, lawful and proper manner and not commit waste therein.

Trash:	Lessee agrees to make arrangements with private scavenger service for trash removal, not less than three (3) times per week.

Sublease and Assignment:	Lessee shall not sell, assign, mortgage, pledge or in any manner transfer or encumber this Lease of any interest therein, nor to sublet all or any part of the premises, nor license concessions or lease departments without Lessor’s written consent. This prohibition shall include a prohibition against any subletting or assignment by operation of law.

If any corporate stock of Lessee is transferred by sale, assignment, bequest, inheritance, operation of law or other disposition, Lessee shall give Lessor written notice of such change and Lessor may terminate this Lease by thirty (30) days written notice of such termination only if transferee is not a creditworthy tenant as determined by the reasonable discretion of Lessor.

Lessee may assign or sublet to a subsidiary or successor of Lessee without Lessor approval as long as credit qualification is met. In the event Lessee subleases or assigns to any entity or person, which requires Lessor approval that is not a subsidiary or successor of Lessee, Lessee agrees to pay the sum of $1,500.00 as a Lease Transfer fee.

The consent or acceptance by Lessor of any assignment or sublease hereunder shall not constitute Lessor’s approval or acceptance of any future sublease or assignment nor shall it relieve Lessee of its liabilities under this Lease unless expressly set forth in Lessor’s written consent.

Surrender:	Lessee shall deliver up and surrender to Lessor the physical possession of the Leased Premises upon the expiration of this Lease or its termination, as herein provided, in as good condition and repair as the same shall be at the commencement of said term, loss by fire and/or ordinary wear and tear and the effects of time excepted, and to deliver all of the keys to Lessor or Lessor’s agent. No tenancy of any duration shall be created by a holding over beyond the end of the term; and, in such case, Lessee shall be a Tenant at Sufferance.

Alterations:	Lessee shall not permit alterations of or upon any part of the Leased Premises exceeding $10,000 unless structural in nature except by and with the written consent of Lessor first had Within thirty (30) days of the date hereof Lessee shall submit plans of its original work to Lessor, Lessor shall approve within fourteen (14) days of receipt or provide Lessee with notice of its objections thereto. All such alterations and additions, if so consented to shall be made in accordance with all applicable laws and shall remain after the termination for any reason or the expiration of the Lease Term for the benefit of Lessor unless otherwise provided in the said written consent above mentioned and Lessee further agrees, in the event of making such alterations as herein provided, to fully pay for same and to indemnify and save Lessor harmless from all expenses, liens, claims or damages to either persons or property of the Leased Premises, arising out of or resulting from the undertaking or making of said alterations or additions.

Inspection:	Lessee shall permit Lessor or Lessor’s agents to enter said Leased Premises during the last six months of the term of the Lease for the purpose of exhibiting the Leased Premises to prospective tenants and also to have free access to the Leased Premises to inspect or examine the Leased Premises at any reasonable time and to permit Lessor to have access to and to make such repairs to the building of which the Leased Premises are a part that Lessor may deem desirable or necessary for its safety or preservation, which Lessee has not covenanted herein to do or has failed so to do. Lessor shall use reasonable efforts to avoid disrupting Lessee’s business.

Lessee’s Repairs:	Lessee shall assume and pay for all costs for all necessary repairs, upkeep and replacement of the doors, windows, air conditioning, heating plant, plumbing inside the Premises, plumbing fixtures and equipment inside the Premises, marquee lights and interior of the Leased Premises during the term of this Lease and keep the Lease Premises in a clean, safe and healthy condition and clear the snow and ice from the sidewalks adjoining and doorways of the Leased Premises. Lessee shall not use any chemicals on the sidewalk.

Lessee agrees to change all H.V.A.C. filters monthly and have said units serviced at least four (4) times each year. Lessee shall provide Lessor with written records of such service upon Lessor’s request.

Lessee, at its sole option, may have the existing 45-ton H.V.A.C. unit inspected by its H.V.A.C. contractor to ensure that the unit is in a good and operable condition. If Lessee’s contractor finds that the unit is not in a good and operable condition and is beyond repair, Lessor will replace said unit with a comparable new unit. In addition, Landlord will warrant the existing H.V.A.C. unit for the first twelve (12) months of the Lease Term should any problems occur with said unit Landlord will repair or replace said unit. Furthermore, Landlord shall assign the benefit of a limited five (5) year manufacturer’s warranty and one (1) year parts and labor warranty for the new H.V.A.C. units to be added by Landlord as described in the Building section of this Lease.

Lessee shall maintain the glassed part of the Leased Premises, promptly replacing any breakage and fully saving Lessor harmless from any loss, cost or damage resulting from such breakage or the replacement thereof.

Lessee shall pay Lessor, as additional rent, in advance for common area maintenance (CAM). In addition, Lessee agrees to pay to Lessor, its pro rata share of the increase in monthly common area cost in the event such share is in excess of the amount set forth below. The common area cost shall consist of the cost of maintaining all the common areas of the Shopping Center including, but not limited to, the cost of maintaining, repairing, replacing, lighting, snow pushing, painting, parking lot cleaning and striping, security services, labor, Shopping Center management fees (which shall not exceed 5% of net rent), and Lessor’s overhead (which shall not exceed 20% of the Common Area Costs). Lessee’s pro rata share shall be that portion that Lessee’s gross square feet of floor area of the Leased Premises bears to the total leased square feet in the entire Shopping Center owned by Lessor, which, for purposes of this Lease shall be 456,468 square feet. Initial monthly CAM is estimated to be $1,673.

Lessor’s Repairs:	Lessor covenants and agrees to and with Lessee that Lessor shall keep and maintain the roof and other exterior portions of said building good tenantable condition during the term of this Lease, except for felonious entry which shall be the obligation of Lessee and exclusive of doors and windows, provided, however, Lessee agrees not to erect, construct or install anything that will penetrate the roof structure. In such event Lessee shall become liable for all repairs to the roof.

Sign:	Lessee shall install one individual channel letter illuminated sign, mounted on a raceway, on the front parapet wall of the Leased Premises; but in doing so Lessee agrees to maintain said sign in a good state of repair, save Lessor harmless from any loss and/or cost of damage as a result of the erection, maintenance, existence or removal of the same and shall repair any damage which may have been caused by the erection, existence, maintenance or removal of such sign, and providing further that the plan and location for same be submitted to and approved by Lessor in writing before the erection or alteration thereof and that Lessee shall have first obtained all appropriate governmental permits and licenses. All points of penetration of the sign shall be caulked and sealed. Lessee agrees to have its storefront sign temporarily removed and reinstalled in the event Lessor undertakes repairs, maintenance or replacement of the Shopping Center facade. At the end of this term Lessee agrees to remove the same and repair any damage caused thereby. Should Lessee fail to remove its storefront sign by the end of this term, shall remove the sign, make any necessary repairs and store the sign at Lessee’s cost.

In the event Lessor provides a pylon panel position to Lessee and Lessee accepts said position, Lessee shall have a professional sign contractor manufacture and install such panel. Lessee agrees to pay the sum of $50.00 per month for its position on the pylon. Lessee shall bear the cost of any reinstallation, repair or replacement of Lessee’s panels due to breakage or damage, however caused. If Lessor secures the re-placement of multiple panels, in the event of damage, Lessee shall pay its pro rata share thereof. At the end of the term Lessee, at its sole cost, shall have a professional sign contractor remove Lessee’s panels and replace them with blank panels of a material specified by Lessor.

Trade Fixtures:	At or before the time for surrender of the Leased Premises to Lessor, Lessee may remove all the trade fixtures, furniture, equipment and signs owned by Lessee which can be removed without injury to, or defacement of said Leased Premises, and all damage to said Leased Premises is promptly repaired. Any signs and/or fixtures remaining after the expiration of this Lease shall be considered abandoned and may be removed by Lessor at Lessee’s cost and expense, or shall become the property of Lessor.

Enjoyment:	Lessor covenants that it is lawfully seized of and in possession of the Leased Premises and agrees that if Lessee shall promptly pay the rent and perform all of the covenants and agreements herein stipulated to be performed on Lessee’s part, Lessee shall have the peaceable and quiet enjoyment and possession of said Leased Premises during the term hereof without any manner of hindrance from Lessor and any other person lawfully claiming through Lessor, subject to the conditions herein set forth.

Conduct of Business:	Lessee agrees that its business from the Leased Premises will be operated in a first-class and businesslike manner and that it will restrain its employees and customers from any conduct which is disturbing or objectionable to Lessor, tenants, co-tenants or any governmental authorities. Lessee further agrees that its business will be conducted in such a fashion so that no rights of any of Lessee’s co-tenants shall be interfered with. In the event Lessee is notified by any governmental authority that its business has become a nuisance and such nuisance has not been abated within five (5) days after written notice to Lessee, Lessor may cancel this Lease and remove Lessee and its property from the Leased Premises without Lessor being liable in any manner possible and without Lessee’s obligations under this Lease being terminated.

MUTUAL COVENANTS

Loss or other Casualty:	If the Leased Premises shall be so damaged by fire or other casualty insurable under fire and usual extended risk insurance endorsement coverage, Lessor shall repair the Leased Premises within one hundred eight (180) days after the event, and if not so repaired and restored by Lessor, Lessee’s sole right shall be to terminate this Lease and Lessor shall not be liable to Lessee in any manner whatsoever.

During any period of repair, the minimum rent and CAM costs shall abate to the extent Lessee is unable to conduct its business in the Premises.

Subordination:	Lessor reserves the right to subject and subordinate this Lease at all times to the lien of any mortgages hereinafter placed upon Lessor’s interest in the premises described in Exhibit “B” and upon any buildings hereafter placed upon the land described in Exhibit “B” and of which the room rented under this Lease forms a part. This provision will be self-operative and no further instrument of subordination will be required to affect it. In the event that such Mortgagee wishes to have the Lease be prior to its mortgage, this Lease shall be deemed a prior encumbrance, regardless of the respective dates of this Lease and such mortgage, if such Mortgagee shall so notify Lessee in writing within thirty (30) days of the execution of any mortgage. Notwithstanding anything stated elsewhere in this section, Lessee shall execute, acknowledge and deliver to Lessor, at any time and from time to time, upon demand by Lessor, documents similar in form and substance to Exhibit E requested by Lessor, any ground lessor or underlying lessor or any mortgagee, or any holder of a deed of trust or other instrument described in this section, to confirm or effect the subordination. If Lessee does not execute, acknowledge, and deliver any of those documents within fifteen (15) days after written demand, Lessor, its successors and assigns will be entitled to execute, acknowledge, and deliver those documents on behalf of Lessee as Lessee’s attorney-in-fact. Lessee constitutes and irrevocably appoints Lessor, its successors and assigns, as Lessee’s attorney-in-fact to execute, acknowledge, and deliver those documents on behalf of Lessee.

Laches:	No waiver of any covenants or condition or the breach of any covenant or condition of this Lease shall be taken to constitute a waiver of any subsequent breach of such covenant or condition not to justify or authorize the non-observance of any other occasion of the same of any other covenant or condition hereof, nor shall the acceptance of rent by Lessor at any time when Lessee is in default under any covenant or condition hereof be construed as a waiver of such default. Acceptance by Lessor of an amount less that the full amount owed by Lessee shall, in no event, constitute Lessor’s waiver or partial waiver of the full amount owed by Lessee under this Lease nor shall such acceptance be construed to be an “accord and satisfaction” regarding said full amount owed to Lessor by Lessee. Additionally, such acceptance by Lessor of a lesser amount owed to Lessor by Lessee shall not be a waiver by Lessor of Lessee’s default under this Lease or diminish Lessor’s rights and remedies under this Lease as a result of Lessee’s default.

Affirmative
Covenants of Lessee:	Lessee shall:
A. Pay the rent and all other charges herein reserved as rent on the days and time and at the place that the same are made payable, without notice. Any other charges or payments herein reserved and agreed to be paid by Lessee may be proceeded for and recovered by Lessor by any process in the same manner as rent due and in arrears.

B. Comply with all requirements of the constituted public authorities, and with the terms of any State or Federal statute or local ordinance or regulation applicable to Lessee, or its use of the Leased Premises, and defend, indemnify and save Lessor harmless from penalties, fines, costs (including reasonable attorney fees) or damages resulting from failure to do so.

C. Peaceably deliver up and surrender possession of the Leased Premises to Lessor at the expiration or sooner termination of this Lease, promptly delivering to Lessor, at its office, all keys to the Leased Premises.

D. Permit Lessor to place “For Rent” signs in the windows of the Leased Premises no earlier than one hundred eighty (180) days prior to the end of the term.

Default:	Any of the following shall be deemed an event of default by Lessee:

A. The failure to pay any installments of taxes, common area maintenance, insurance or rent or other charges hereunder within ten (10) days of Lessor notice, time being of the essence of this provision of this Lease.

B. Lessee’s failure to perform or observe any other covenant, term or condition of the Lease to be performed or observed by Lessee, if the failure continues for ten (10) days after written notice thereof is given to Lessee or such longer period as is reasonably necessary in which to cure such default, in the event such default is not curable within said ten (10) days period (time being of the essence).

C. Lessee shall be late in payment of rent or other charges to be paid hereunder more than three (3) times a year or shall default in the keeping, observing or performing of any other covenants or agreements herein contained to be kept, observed or performed by Lessee more than three (3) times a year, regardless of whether or not Lessee shall have timely cured any such late payments or other defaults.

D. Lessee abandons, vacates or ceases to do business in the Leased Premises for ten (10) days without payment of rent.

E. The Leased Premises comes into the hands of any person or entity other than expressly permitted under this Lease, and such situation continues for ten (10) days after written notice thereof from Lessor.

F. The filing or execution or occurrence of:

(i) A voluntary petition in bankruptcy by Lessee;

(ii) An involuntary petition in bankruptcy against Lessee and the failure of Lessee, in good faith to promptly commence and diligently pursue action to dismiss the petition;

(iii) A petition or answer by Lessee seeking a reorganization, arrangement, composition, readjustment, liquidation, dissolution or other relief of the same or different kind under any provisions of the Bankruptcy Act;

(iv) A petition against Lessee seeking a reorganization, arrangement, composition, readjustment, liquidation, dissolution or other relief of the same or different kind under any provision of the Bankruptcy Act, and the failure of Lessee in good faith to promptly commence and diligently pursue action to dismiss the petition;

(v) An adjudication of Lessee as a bankrupt or insolvent or insolvency in the bankruptcy equity sense;

(vi) An assignment for the benefit of creditors;

(vii) The appointment of a trustee, receiver, guardian, conservator or liquidator of Lessee with respect to all or substantially all of its property; or

(viii) The taking of any part of the leasehold created hereby, or any part thereof, upon foreclosure, levy, execution, attachment or other process of law or equity.

For purposes of this paragraph, the term Lessee shall include any assignee, sublessee or guarantor of Lessee.

Lessor’s Remedies:	Upon the occurrence of any event of default, Lessor may, at its option, in addition to any other remedy or right it has hereunder of by Law or in Equity, without any additional grace period:

A. Re-enter the Leased Premises, without demand or notice, and resume possession by an action in law or equity without terminating the Lease. Lessor may remove all persons and property from the Leased Premises and such property may be removed and stored at the cost of Lessee.

B. Terminate this Lease at any time upon the date specified in a notice to Lessee. Lessee’s liability for damages shall survive such termination. Upon termination, such damages recoverable by Lessor from Lessee shall, at Lessor’s option, be either an amount equal to “liquidated damages” or an amount equal to “indemnity payments”. “Liquidated Damages” means an amount equal to the excess of the rentals provided for in the Lease which would have been payable hereunder by Lessee, had this Lease not so terminated, for the period commencing with such termination and ending with the date set for the expiration of the original term granted (hereinafter referred to as “Unexpired Term”), over the reasonable rental value of the Leased Premises for such “Unexpired Term”.

“Indemnity Payments” means an amount equal to the rent and other payments provided for in this Lease which would have become due and owing thereunder from time to time during the Unexpired Term, plus the reasonable costs and expenses paid or incurred by Lessor from time to time in connection with:

(i)	Obtaining possession of the Leased Premises;

(ii)	Removal and storage of Lessee’s or other occupant’s property;

(iii)	Care, maintenance and repair of the Leased Premises while vacant;

(iv)	Reletting the whole or any part of the Leased Premises;

(v)	Repairing, altering, renovating, partitioning, remodeling or otherwise putting the Leased Premises, either separately or as part of larger premises, into condition acceptable to, and reasonably necessary to obtain new lessees, except that the cost of structural alterations shall not be included in such damage;

(vi)	Making all repairs, alterations and improvements required to be made by Lessee hereunder and of performing all covenants of Lessee relating to the condition of the Leased Premises less the rent and other payments, if any, actually collected and allocable by Lessor.

Lessee shall, on demand, make indemnity payments monthly, and Lessor can sue for all indemnity payments as they accrue, plus the costs incurred as provided for above, plus attorney’s fees, Court costs and other professional fees.

C. Without terminating this Lease, relet the Leased Premises without the same being deemed an acceptance of a surrender of this Lease nor a waiver of Lessor’s rights or remedies, and Lessor shall be entitled to indemnity payments, as heretofore defined, from Lessee. Any reletting by Lessor may be for a period equal to or less than, or extending beyond, the remainder of the original term, or for the whole or any part of the Leased Premises, separately or with other premises, or for any sum, or to any lessee or for any use Lessor deems appropriate.

D. Notwithstanding any such reletting without termination, Lessor may, at any time thereafter, terminate this Lease for any breach or default. If Lessor terminates this Lease at any time for any breach or default, in addition to any other remedies it may have, it may recover from Lessee all damage incurred by reason of such breach or default, including all costs of retaking the premises and including the excess, if any of the total rent and charges reserved in this Lease for the remainder of the term over the then reasonable rental value of the Leased Premises for the remainder of the term, all of which shall be immediately due and payable by Lessee to Lessor.

Lessee shall also pay all costs and reasonable attorney’s fees incurred by Lessor in enforcing the covenants, agreements, terms and provisions of this Lease. Lessor will use commercially reasonable efforts to mitigate its damages.

Cumulative Remedies:	All rights and remedies of Lessor herein enumerated shall be cumulative, and none shall exclude any other remedies allowed at Law or in Equity.

Employee Parking:	Lessee agrees to cause its employees to park only in the area set forth on the Site Plan for such.

Deliveries:	All deliveries shall be made from the rear of the Leased Premises.

Condemnation:	In the event the Leased Premises, or the real estate of which the Leased Premises form a part, shall be taken in whole or in part in eminent domain proceedings by any appropriate authority, this Lease, at the option of Lessor, or Lessee shall cease and terminate, and any unearned rent paid in advance by Lessee shall be refunded to it. All amounts payable by the condemning authority for the land and building, including the Leased Premises, resulting from the taking under the power of eminent domain, whether for the whole or a part of the Leased Premises and whether payable for the land damaged or under any other category of classification, shall be the property of Lessor who shall be solely entitled thereto.

The term “public authority” shall include any corporation, firm or association, whether publicly or privately owned, having the power of eminent domain. The term “eminent domain” shall include the exercise of any similar governmental power. The provisions of this Section shall also apply if sale of all or part of the real estate is made to a condemning authority under threat of or imminence of formal condemnation proceedings.

It is further specifically understood and agreed:

A. Nothing herein shall be construed to deny to Lessee the right to recover from the condemning authority Lessee’s damages or loss due to any taking of Lessee’s personal property, or moving expenses, if any;

B. Lessee shall have no rights against Lessor or the condemning authority for the taking of, or termination of, or impairment of Lessee’s leasehold interest but that Lessor shall have the sole rights to any amounts payable by virtue of any taking.

Waiver of Subrogation:	Lessee does hereby waive any and all right of recovery, claim, action or cause of action against Lessor, its agents, officers and employees for any loss or damage that may occur in the Leased Premises or any addition or improvements made by Lessee, or any contents therein, by reason of fire, the elements or any other cause which could be insured against under the terms of a standard fire and extended coverage insurance policy or policies, buildings and contents, or for which Lessee may be reimbursed as a result of insurance coverage affecting any loss suffered by Lessee hereto, regardless of cause or origin, including the negligence of Lessor on its agents, officers and employees. In addition, all insurance policies maintained hereunder by Lessee shall expressly waive any right on the part of the insurer against Lessor for damage to or destruction within the Leased Premises, or any additions or improvements made by Lessee, or any contents therein resulting. Lessor does hereby waive any and all right of recovery, harm, action or cause against Lessee for any loss or damage that may occur in the common areas or to the Leased Premises which could be insured by property insurance paid proportionally by Lessee.

Time of the Essence:	Time is of the essence with respect to all covenants, terms, conditions and provisions of this Lease.

Entire Agreement:	This Lease and the exhibits attached hereto constitute the sole and exclusive agreement between the parties with respect to the Leased Premises. No amendments, modifications of or supplements of this Lease shall be effective unless in writing and executed by both Lessor and Lessee, and, if applicable, Lessor has obtained the consent of any lender. All exhibits and schedules, if any, attached hereto are by this reference made a part hereof.

Notices:	All notices required hereunder shall be in writing and shall be: (1) mailed by Certified Mail; (2) sent via a national overnight carrier for which a signature is required for delivery addressed to Lessor at 2220 N. Meridian St., Indianapolis, IN 46208-5728 or to Lessee at 100 Garfield Street, Denver, CO 80206, Attn: VP Real Estate and such posting and the date thereof shall be sufficient proof hereunder or (3) sent via facsimile transmission and a confirmation sheet showing transmission complete, “OK” or other wording showing the transmission was properly sent and received at the connecting telephone number, to be shown on said on said sheet, shall be sufficient proof hereunder.

Hazardous Materials:	Lessor confirms the Lease Premises does not contain hazardous substances.

Satellite Dish:	Lessee shall have the right to install a satellite dish provided Lessee does not penetrate the roof membrane, cause any damage to the roof or cause any problems with Lessor’s roof warranty. Installation to be approved by Lessor.

ADA:	Lessor confirms Leased Premises and Shopping Center complies with the ADA.

[Balance of Page Left Blank]

     IN WITNESS WHEREOF, Lessor and Lessee have caused this Lease to be signed the day and year first above written.

“LESSOR” Lynchburg Realty LLC

By: /S/ Jay D. Stein

ITS: CCOO

ATTEST: __________________ Witness

“LESSEE” StarTek USA, Inc.

By: /S/ Eugene L. McKenzie, Jr.

ITS: EVP/Chief Financial Officer

ATTEST: /s/ Grant Lomas Witness VP Re-FAC
FEDERAL ID # / SOCIAL SECURITY #: 84-1063922

RESIDENCE ADDRESS:

TELEPHONE #:

FAX #:

STATE OF INDIANA	)
) SS:
COUNTY OF MARION	)

Before me, a Notary Public in and for said County and State, personally appeared Jay D. Stein, CCOO of Lynchburg Realty LLC, an Indiana Limited Liability Company, who acknowledged the execution of the foregoing Indenture of Lease for and on behalf of said company.

WITNESS my hand and Notarial Seal, this 25th day of March, 2004.

/s/ Ryan Pennington
Notary Public

My Commission Expires: 9-11-09 Date	County of Residence: Marion

(INDIVIDUAL ACKNOWLEDGEMENT)

STATE OF Colorado	)
) SS:
COUNTY OF Denver	)

Before me, a Notary Public in and for said County and State, personally appeared Gene McKenzie, who acknowledged the execution of the foregoing Indenture of Lease and affixed his/her signature to the said Lease, as his/her free and voluntary act and deed.

WITNESS my hand and Notarial Seal, this 24th day of March, 2004.

/s/ RJ Pettet
Notary Public

My Commission Expires: 4-27-2007	County of Residence: Denver
Date

(CORPORATE ACKNOWLEDGEMENT)

STATE OF Colorado	)
) SS:
COUNTY OF Denver	)

Before me, a Notary Public in and for said County and State personally appeared Gene McKenzie, of Startek USA, Inc. who acknowledged the execution of the foregoing Indenture of Lease to be his/her free and voluntary corporate act and deed in his/her capacity as such officer, being duly authorized to execute said Lease by the Board of Directors of said corporation.

WITNESS my hand and Notarial Seal, this 24th day of March, 2004.

RJ Pettet
Notary Public

My Commission Expires: 4-27-2007	County of Residence: Denver
Date

RIDER

OPTION TO EXTEND

Option to Extend:	A. Lessor hereby grants to Lessee the option to extend the term of this Lease for
Two (2) additional term(s) of three (3) year(s), commencing with the expiration of the initial term thereof on the same terms and conditions as this Lease, except that the rent shall be increased annually during the option period as provided for in Paragraph C below. No additional rights of extension are granted to Lessee under this Lease.

B. To exercise such option period, Lessee must give written notice to Lessor not later than one hundred eighty (180) days prior to the expiration of the initial term thereof and Lessee must not have been in default under the terms of this Lease.

C. During the option period, the annual minimum rental shall be

Years 8 – 10: Years 11-13:	$5.00/sf $6.00/sf

Exhibit “A”

Site Plan

# THE PLAZA

Lynchburg, Virginia

SANDOR DEVELOPMENT COMPANY

Phone: (317) 925-9011
Fax: (317) 927-0725

Sidney D. Eskenazi
David N. Eskenazi
Jay D. Stein
Joe Farr

Available
10
59,606
1
28,250 s.f.
33
38,217 sq.ft.
LOWER LEVEL
UPPER LEVEL
MIDDLE LEVEL
(Not to Scale)
Non Exclusive Employee Parking Outlined in Red
AVAILABLE
N
W
E
S
Scale in Feet

## MAJOR TENANTS

| UNIT | TENANT | SIZE |
|---|---|---|
| 35 | AVAILABLE | 68,360 SF |
| 10 | AVAILABLE | 59,606 SF |
| 33 | AVAILABLE | 38,217 SF |
| 19 | AVAILABLE | 34,000 SF |
| 1 | AVAILABLE | 28,250 SF |
| 36 | CARMIKE CINEMA | 25,184 SF |
| 3 | DOLLAR TREE | 11,250 SF |
| 12B | FASHION BUG | 9,200 SF |
| 18B | AVAILABLE | 4,314 SF |
| 4 | AVAILABLE | 4,125 SF |
| 15A | AVAILABLE | 4,020 SF |
| 13 | AVAILABLE | 3,000 SF |
| 12A | RADIO SHACK | 2,000 SF |

TOTAL PARKING = 2,078

Exhibit “B”

Legal Description

PARCEL A:

ALL that certain tract or parcel of land, lying, being and situated in the City of Lynchburg, Virginia, containing 25.577 acres, more or less, and more particularly shown as Parcel A, on a plat of survey (the “Plat”) prepared by Hurt & Proffitt, Inc., Engineers and Surveyors, dated January 16, 1986, revised May 27, 1987, and entitled “Plat Showing Parcel “A” and Parcel “B” of the Subdivision of The Plaza, Lynchburg, Virginia,” and with reference to the Plat, the aforesaid property is more particularly described as follows:

BEGINNING at a point at the northwest corner of the intersection of Wadsworth and Judith Streets; thence extending in a southwardly direction along the western line of Judith Street S. 18 degrees 26’ 00” W. 5.00’ to a point; thence continuing along Judith Street S. 19 degrees 49’ 20” W. 153.77’ to a point; thence leaving Judith Street and extending in a westwardly direction N. 70 degrees 10’ 40” W. 215.0’ to a point; thence extending in a southwardly direction S. 19 degrees 49’ 20” W. 120.0’ to point on the northern line of Wilton Avenue; thence extending in a westwardly direction along the northern line of Wilton Avenue N. 70 degrees 10’ 40” W. 97.88’ to a point; thence leaving Wilton Avenue S. 65 degrees 30’ 50” W. 331.45’ to a point; thence N. 43 degrees 32’ 00” W. 454.15’ to a point; thence N. 43 degrees 32’ 00” W. 140.85’ to an iron rod; thence extending in a northwardly direction N. 48 degrees 03’ 00” E. 500.00’ to an iron rod; thence N. 21 degrees 20’ 15” E. 545.05’ to a point on the southern line of Lakeside Drive; thence extending in an eastwardly direction S. 57 degrees 06’ 45” E. 85.59’ to a point; thence S. 57 degrees 08’ 20” E. 580.31’ to a point; thence S. 57 degrees 18’ 20” E. 173.17’ to a hole in the walk; thence S. 79 degrees 46’ 50” E. 129.33’ to a point; thence S. 57 degrees 21’ 00” E. 151.98’ to a point with the corner of the City of Lynchburg Library property; thence leaving Lakeside Drive and extending in a southwardly direction along the line of the City of Lynchburg Library property; thence leaving Lakeside Drive and extending in a southwardly direction along the line of the City of Lynchburg Library property S. 32 degrees 40’ 00” W. 37.85’ to a hole in the concrete; thence S. 57 degrees 21’ 00” E. 2.10’ to a point; thence S. 32 degrees 40’ 00” W. 121.53’ to a hole in the concrete gutter; thence extending in an eastwardly direction and continuing along the City of Lynchburg Library property S. 57 degrees 21’ 00” E. 315.13’ to an iron pin set; thence leaving the line of the City of Lynchburg Library property and extending in a southwardly direction along the western line of Memorial Avenue S. 20 degrees 01’ 00” W. 233.60’ to a point; thence continuing along a curve to the right having a radius of 15.00’ and an arc distance of 21.60’ to a point on the northern line of Wadsworth Street; thence extending in a westwardly direction along the northern line of Wadsworth Street N. 77 degrees 27’ 00” W. 526.63’ to a point; which point is the point and place of beginning.

PARCEL B:

All that certain tract or parcel of land, lying, being and situated in the City of Lynchburg, Virginia, containing 16.959 acres, more or less, and more particularly shown as Parcel B, on a plat of survey (the “Plat”) prepared by Hurt & Proffitt, Inc., Engineers and Surveyors, dated January 16, 1986, revised May 27, 1987, and entitled “Plat Showing Parcel “A” and Parcel “B” of the Subdivision of The Plaza, Lynchburg, Virginia,” and with reference to the Plat, the aforesaid property is more particularly described as follows:

BEGINNING at a point on the northern line of Alleghany Avenue and the southwest corner Lot 9, Block 11, Section 1, of the West Lynchburg Subdivision and extending in a westwardly direction along the northern line of Alleghany Avenue N. 43 degrees 32’ 00” W. 900.00’ to an iron pin set; thence leaving Alleghany Avenue and extending in a northwardly direction N. 46 degrees 28’ 00” E. 125.00’ to a brass disk set; thence extending in a westwardly direction N. 43 degrees 32’ 00” W. 34.68’ to an iron pin set; thence extending in a northwardly direction N. 47 degrees 23’ 00” E. 55.15’ to a nail in concrete gutter; thence continuing along a curve to the right having a radius of 375.96’ and an arc distance of 133.09’ to an iron pin set; thence N. 67 degrees 40’ 00” E. 130.17’ to an iron pin set; thence extending in a westwardly direction N. 21 degrees 35’ 45” W. 80.00’ to an iron pin set on the southern line of Lakeside Drive; thence extending in an eastwardly direction N. 68 degrees 24’ 15” E. 391.35’ to an iron pin found; thence continuing along a curve to the right having a radius of 440.34’ and an arc distance of 418.73’ to a point; thence S. 57 degrees 06’ 45” E. 129.40’ to a point; thence extending in a southwardly direction S. 21 degrees 20’ 15” W. 545.05’ to an iron rod; thence S. 48 degrees 03’ 00” W. 500.00’ to an iron pin; thence extending in a southwardly direction S. 46 degrees 28’ 00” W. 125.0’ to the point of beginning.

PARCEL C:

The right to lay, construct, repair, replace, maintain and perpetually operate a 42 inch storm sewer main through, under and across the property now or formerly owned by the estate of A. W. Mosby, estate, showing drainage easement”, made by Adrian Overstreet, S.C.S., dated January 19, 1960, attached to and recorded as part of the deed recorded in the Clerk’s Office, Circuit Court, City of Lynchburg, Virginia, in Deed Book 340, page 312, the said easement being more particularly described with reference to said plat, as follows, to-wit:

Beginning at a point in the southwesterly line of Alleghany Avenue which is S. 41 degrees 30’ E. 385’ along the said line of said Avenue from its intersection with the southeasterly line of Lakeside Drive; thence leaving the said line of said Avenue S. 69 degrees 30’ W. a distance of 67 feet.

The above grant of easement includes and is together with a perpetual right of ingress and egress over a 20-foot wide strip of land, extending 10 feet on each side of the above described easement, for the purpose of laying, constructing, maintaining, replacing, repairing and perpetually operating and using said sewer main, in the manner and subject to all of the conditions, terms and provisions of the deed recorded in the aforesaid Clerk’s Office in Deed Book 340, page 312.

AND BEING the same property conveyed to MBL Life Assurance Corporation, a New Jersey corporation, by deed from The Mutual Benefit Life Insurance Company, et als, dated April 19, 1994, and recorded in Deed Book 892, at Page 574 in the Clerk’s Office of the Circuit Court of the City of Lynchburg, Virginia.

Exhibit “C”
ACCEPTANCE OF PREMISES

Lynchburg Realty LLC
2220 North Meridian Street
Indianapolis, IN 46208

RE:

Gentlemen:

The undersigned hereby acknowledges that:

1. It is the Lessee, under a certain lease dated the _______ day of ______________, 200____, by and between ____________________________________ and ____________________________________, of the Leased Premises described in the Lease;

2. It has accepted the Leased Premises and will commence or has commenced the payment of the minimum or fixed rent under such Lease;

3. The Lease term will commence on the __________ day of _______________, 200___, and will continue for a period of ________________ (_____) years, ending on ____________, 20___.

4. The Lease, which sets forth the entire agreement, is in full force and effect in accordance with its terms and conditions and has not in any way been amended or modified unless set forth below;

5. The Leased Premises has not been assigned or sublet unless set forth below;

6. Lessor has completed all construction required by the terms of such Lease with respect to both the Demised Premises and the entire Shopping Center;

7. No offsets or credits against rentals exist at this time, nor have rentals been prepaid except as expressly provided by the Lease;

8. No default by either party or ground for cancellation exists; and

9. It agrees to give such mortgagees of the Shopping Center, as provided in writing from time to time by Lessor, a copy of any request for performance by Lessor or notice of default by Lessor; and, in the event Lessor fails to cure any default, will give such mortgagee a reasonable time to cure such default, beginning with the last day by which Lessor could have cured default, before Lessee exercises any remedy by reason of such default.

DATED THIS __________ DAY OF ______________, 20___

By:

Its:

Amendments or Modifications: ____________________________

(enter “None” if none)

Assignments or Sublets: _________________________________

(enter “None” if none)

Exhibit “D”
Estoppel Certificate

LOAN NO. _______________

ESTOPPEL CERTIFICATE

This Estoppel Certificate is given to GMAC Commerical Mortgage Corporation (GMACCM) (“Lender”), Star Tek USA, Inc., (“Tenant”), with the understanding that Lender and its counsel will rely on this Estoppel Certificate in connection with the mortgage loan (the “Loan”) on the [Shopping Center/Office Building/Warehouse/Industrial Park/Hotel] commonly known as The Plaza, located at 801 Lakeside Drive, Suite 33, Lynchburg, VA 24501, (the “Property”).

The undersigned Tenant does hereby represent, warrant and certify to Lender as of ____________, 2004, as follows:

     1. The undersigned is the Tenant under that certain lease, dated March ______, 2004 (the “Lease”), executed by Lynchburg Realty LLC (“Landlord”) or its predecessor in interest, as landlord and Tenant or its predecessor in interest, as tenant. A true, correct and complete copy of the Lease, together with any amendments, modifications and supplements thereto, is attached hereto. The Lease is the entire agreement between Landlord (or any affiliated party) and Tenant (or any affiliated party) pertaining to the leased premises.

     2. Tenant’s Lease terms: approximate leaseable square feet is 38,615 (the “Premises”); the commencement date of the term of the Lease is _____________, 2004; the expiration date of the term of the Lease is ____________, 2011; the fixed annual minimum rent is $154,460.00, payable monthly in advance on the first day of each calendar month; the next rent payment of $12,871.67 is due on ______________, 2004; no rent has been prepaid except for the current month; Tenant agrees not to pay rent more than one (1) month in advance; rent payments began on _______________, 2004; the fixed annual minimum rent is not subject to rental increases as set forth in the Lease. Tenant’s percentage share of operating expenses/common area charges, insurance and real estate taxes is 8.5%, which is currently being paid on an estimated basis in advance at the rate of $3,056.00 per month. Tenant is obligated to pay $50.00 per month for utilities and maintenance of the Pylon sign.

     3. Tenant does not have any right or option to: renew or extend the term of the Lease, or to expand into any additional space, or to terminate the Lease in whole or in part prior to the expiration of the term, or to purchase all or any part of the Property or the Premises, except for two (2) three (3) year terms whereas Lessee must give written notice to Lessor not later than one hundred eighty (180) days prior to other expiration of the initial term thereof and the Lessee must not be in default under the term of the Lease. During the option period, the annual minimum rental shall be as follows: years 8-10 $5.00 PSF, $193,075.00 per year; $16,089.58 per month and years 11-13 $6.00 PSF, $231,690.00 per year; $19,307.50 per month.

     4. The Lease has been duly executed and delivered by, and is a binding obligation of, Tenant, and the Lease is in full force and effect.

     5. Tenant has unconditionally accepted the Premises and is satisfied with all the work done by and required of Landlord; Tenant has taken possession and is in occupancy of the Premises and is open for business; rent payments have commenced, and all tenant improvements in the Premises have been completed by Landlord; and as of the date hereof Tenant is not aware of any defect in the Premises.

     6. All obligations of Landlord under the Lease have been performed, Landlord is not in default under the Lease and there exists no condition, state of facts or event that, with the passing of time or the giving of notice, or both, would constitute a default by Landlord in the performance of its obligations under the Lease. There are no offsets or defenses that Tenant has against the full enforcement of the Lease by Landlord. No free periods of rent, tenant improvements, contributions or other concessions have been granted to Tenant; Landlord is not reimbursing Tenant or paying Tenant’s rent obligations under any other lease; and Tenant has not advanced any funds for or on behalf of Landlord for which Tenant has a right of deduction from, or set off against, future rent payments.

     7. Tenant is not in default under the Lease and there exists no condition, state of facts or event that, with the passing of time or the giving of notice, or both, would constitute a default by Tenant in the performance of its obligations under the Lease. Tenant has not assigned, transferred or hypothecated the Lease or any interest therein or subleased all or any portion of the Premises. Tenant is not insolvent and is able to pay its debts as they mature. Tenant has not declared bankruptcy or similar insolvency proceeding, and has no present intentions of doing so, no such proceeding has been commenced against Tenant seeking such relief, and Tenant has no knowledge that any such proceeding is threatened.

     8. Tenant hereby acknowledges and agrees that Tenant’s rights under the Lease shall be subject and subordinate to Lender’s rights under any mortgage, deed of trust or similar agreement given by Landlord in connection with the Loan. Tenant shall attorn to and accept performance by Lender of any covenant, agreement or obligation of Landlord contained in the Lease with the same force and effect as if performed by Landlord. In no event, however, shall Lender be obligated to perform any such covenant, agreement, or obligation of Landlord under the Lease.

     9. This Estoppel Certificate shall be effective as of the date written above. The term “Lender” as used herein includes any successor or assign of the named Lender and the term “Landlord” as used herein includes any successor or assign of the named Landlord. The undersigned represents that they and the individuals signing below have the right, power and authority to execute this Estoppel Certificate, and execution hereof is the binding act of Tenant enforceable against Tenant, its heirs, representatives, successors and assigns.

Dated: _______, 2004.	TENANT: Star Tek USA, Inc.

By:
Name:
Title:

Exhibit “E”

Subordination, Non-Disturbance and Attornment Agreement

LOAN NO. ___________

SUBORDINATION, NON-DISTURBANCE AND ATTORNMENT AGREEMENT

This Subordination, Non-Disturbance and Attornment Agreement (the “Agreement”) is dated as of the ________________ day of March,                     2004, between GMAC Commerical Mortgage Corporation (GMACCM, (“Lender”), Star Tek USA, Inc., (“Tenant”).

RECITALS

     A. Tenant is the tenant under a certain lease (the “Lease”) dated _____________, 2004, with Lynchburg Realty LLC, an Indiana limited liability company (“Landlord”) or its predecessor in interest, of premises described in the Lease (the “Premises”) located in a certain [shopping center/office building/warehouse/industrial park/hotel] known as The Plaza located at 801 Lakeside Drive, Suite 33, Lynchburg, VA 24501 and more particularly described in Exhibit A attached hereto and made a part hereof (such [shopping center/office building/ warehouse/ industrial park/hotel], including the Premises, is hereinafter referred to as the “Property”).

     B. This Agreement is being entered into in connection with a mortgage loan (the “Loan”) being made by Lender to Landlord, to be secured by, among other things: (a) a first mortgage, deed of trust or deed to secure debt on and of the Property (the “Mortgage”) to be recorded with the registry or clerk of the county in which the Property is located; and (b) a first assignment of leases and rents on the Property (the “Assignment of Leases and Rents”) to be recorded. The Mortgage and the Assignment of Leases and Rents are hereinafter collectively referred to as the “Security Documents”.

     C. Tenant acknowledges that Lender will rely on this Agreement in making the Loan to Landlord.

AGREEMENT

     For mutual consideration, including the mutual covenants and agreements set forth below, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1. Tenant agrees that the Lease is and shall be subject and subordinate to the Security Documents and to all present or future advances under the obligations secured thereby and all renewals, amendments, modifications, consolidations, replacements and extensions of the secured obligations and the Security Documents, to the full extent of all amounts secured by the Security Documents from time to time. Said subordination is to have the same force and effect as if the Security Documents and such renewals, modifications, consolidations, replacements and extensions thereof had been executed, acknowledged, delivered and recorded prior to the Lease, any amendments or modifications thereof and any notice thereof.

     2. Lender agrees that, if the Lender exercises any of its rights under the Security Documents, including an entry by Lender pursuant to the Mortgage or a foreclosure of the Mortgage, Lender shall not disturb Tenant’s right of quiet possession of the Premises under the terms of the Lease so long as Tenant is not in default beyond any applicable grace period of any term, covenant or condition of the Lease.

     3. Tenant agrees that, in the event of a foreclosure of the Mortgage by Lender or the acceptance of a deed in lieu of foreclosure by Lender or any other succession of Lender to fee ownership, Tenant will attorn to and recognize Lender as its landlord under the Lease for the remainder of the term of the Lease (including all extension periods which have been or are hereafter exercised) upon the same terms and conditions as are set forth in the Lease, and Tenant hereby agrees to pay and perform all of the obligations of Tenant pursuant to the Lease.

     4. Tenant agrees that, in the event Lender succeeds to the interest of Landlord under the Lease, Lender shall not be:

     (a.) liable for any act or omission of any prior Landlord (including, without limitation, the then defaulting Landlord), or

     (b) subject to any defense or offsets which Tenant may have against any prior Landlord (including, without limitation, the then defaulting Landlord), or

     (c) bound by any payment of rent or additional rent which Tenant might have paid for more than one month in advance of the due date under the Lease to any prior Landlord (including, without limitation, the then defaulting Landlord), or

     (d) bound by any obligation to make any payment to Tenant which was required to be made prior to the time Lender succeeded to any prior Landlord’s interest, or

     (e) accountable for any monies deposited with any prior Landlord (including security deposits), except to the extent such monies are actually received by Lender, or

     (f) bound by any surrender, termination, amendment or modification of the Lease made without the consent of Lender.

     5. Tenant agrees that, notwithstanding any provision hereof to the contrary, the terms of the Mortgage shall continue to govern with respect to the disposition of any insurance proceeds or eminent domain awards, and any obligations of Landlord to restore the real estate of which the Premises are a part shall, insofar as they apply to Lender, be limited to insurance proceeds or eminent domain awards received by Lender after the deduction of all costs and expenses incurred in obtaining such proceeds or awards.

     6. Tenant hereby agrees to give to Lender copies of all notices of Landlord default(s) under the Lease in the same manner as, and whenever, Tenant shall give any such notice of default to Landlord, and no such notice of default shall be deemed given to Landlord unless and until a copy of such notice shall have been so delivered to Lender. Lender shall have the right to remedy any Landlord default under the Lease, or to cause any default of Landlord under the Lease to be remedied, and for such purpose Tenant hereby grants Lender such additional period of time as may be reasonable to enable Lender to remedy, or cause to be remedied, any such default in addition to the period given to Landlord for remedying, or causing to be remedied, any such default. Tenant shall accept performance by Lender of any term, covenant, condition or agreement to be performed by Landlord under the Lease with the same force and effect as though performed by Landlord. No Landlord default under the Lease shall exist or shall be deemed to exist (i) as long as Lender, in good faith, shall have commenced to cure such default within the above referenced time period and shall be prosecuting the same to completion with reasonable diligence, subject to force majeure, or (ii) if possession of the Premises is required in order to cure such default, or if such default is not susceptible of being cured by Lender, as long as Lender, in good faith, shall have notified Tenant that Lender intends to institute proceedings under the Security Documents, and, thereafter, as long as such proceedings shall have been instituted and shall be prosecuted with reasonable diligence. In the event of the termination of the Lease by reason of any default thereunder by Landlord, upon Lender’s written request, given within thirty (30) days after any such termination, Tenant, within fifteen (15) days after receipt of such request, shall execute and deliver to Lender or its designee or nominee a new lease of the Premises for the remainder of the term of the Lease upon all of the terms, covenants and conditions of the Lease. Lender shall have the right, without Tenant’s consent, to foreclose the Mortgage or to accept a deed in lieu of foreclosure of the Mortgage or to exercise any other remedies under the Security Documents.

     7. Tenant hereby consents to the Assignment of Leases and Rents from Landlord to Lender in connection with the Loan. Tenant acknowledges that the interest of the Landlord under the Lease is to be assigned to Lender solely as security for the purposes specified in said assignments, and Lender shall have no duty, liability or obligation whatsoever under the Lease or any extension or renewal thereof, either by virtue of said assignments or by any subsequent receipt or collection of rents thereunder, unless Lender shall specifically undertake such liability in writing or unless Lender or its designee or nominee becomes, and then only with respect to periods in which Lender or its designee or nominee becomes, the fee owner of the Premises. Tenant agrees that upon receipt of a written notice from Lender of a default by Landlord under the Loan, Tenant will thereafter, if requested by Lender, pay rent to Lender in accordance with the terms of the Lease.

     8. The Lease shall not be assigned by Tenant, modified, amended or terminated (except a termination that is permitted in the Lease without Landlord’s consent) without Lender’s prior written consent in each instance

     9. Any notice, election, communication, request or other document or demand required or permitted under this Agreement shall be in writing and shall be deemed delivered on the earlier to occur of (a) receipt or (b) the date of delivery, refusal or nondelivery indicated on the return receipt, if deposited in a United States Postal Service Depository, postage prepaid, sent certified or registered mail, return receipt requested, or if sent via a recognized commercial courier service providing for a receipt, addressed to Tenant or Lender, as the case may be, at the following addresses:

If to Tenant:

Star Tek USA, Inc. 100 Garfield St. Denver, CO 80206

If to Lender:

GMAC Commerical Mortgage 200 Witmer Road Horsham, PA 19044 800-304-8500 Fax 404-654-2608

     10. The term “Lender” as used herein includes any successor or assign of the named Lender herein, including without limitation, any co-lender at the time of making the Loan, any purchaser at a foreclosure sale and any transferee pursuant to a deed in lieu of foreclosure, and their successors and assigns, and the terms “Tenant” and “Landlord” as used herein include any successor and assign of the named Tenant and Landlord herein, respectively; provided, however, that such reference to Tenant’s or Landlord’s successors and assigns shall not be construed as Lender’s consent to any assignment or other transfer by Tenant or Landlord.

     11. If any provision of this Agreement is held to be invalid or unenforceable by a court of competent jurisdiction, such provision shall be deemed modified to the extent necessary to be enforceable, or if such modification is not practicable, such provision shall be deemed deleted from this Agreement, and the other provisions of this Agreement shall remain in full force and effect, and shall be liberally construed in favor of Lender.

     12. Neither this Agreement nor any of the terms hereof may be terminated, amended, supplemented, waived or modified orally, but only by an instrument in writing executed by the party against which enforcement of the termination, amendment, supplement, waiver or modification is sought.

     This Agreement shall be construed in accordance with the laws of the state of which the Property is located.

     The person executing this Agreement on behalf of Tenant is authorized by Tenant to do so and execution hereof is the binding act of Tenant enforceable against Tenant.

     Witness the execution hereof [under seal] as of the date first above written.

LENDER:	GMAC Commercial Mortgage Corporation (GMACCM)

By:____________________________
Name: Title:

TENANT:	Star Tek USA, Inc.

By:____________________________
Name: Title:

     The undersigned Landlord hereby consents to the foregoing Agreement and confirms the facts stated in the foregoing Agreement.

LYNCHBURG REALTY LLC
By:_________________________
Name: David N. Eskenazi Title: Managing Member

STATE OF ______________   )

) SS.

COUNTY OF _____________   )

     On _______________________, 2004, personally appeared the above named __________________________________________, a ___________________ of GMAC Commercial Mortgage Corporation (GMACCM), and acknowledged the foregoing to be the free act and deed of said association, before me.

Notary Public My commission expires:________

STATE OF ______________   )

) SS.

COUNTY OF _____________   )

     On _____________________, 2004, personally appeared the above named ___________________________________________, the _______________________, of Star Tek USA, Inc., and acknowledged the foregoing to be the free act and deed of said corporation, before me.

Notary Public My commission expires: ________

STATE OF INDIANA	)
) SS:
COUNTY OF MARION	)

     Before me, Bobbi Beck, a Notary Public in and for said County and State, personally appeared David N. Eskenazi, Managing Member & Chief Operating Officer of Lynchburg Realty, LLC, an Indiana limited liability company, who acknowledged the execution of the foregoing SUBORDINATION, NON-DISTURBANCE AND ATTORNMENT AGREEMENT for and on behalf of said Landlord, and who, having been duly sworn, stated that the representations therein contained are true.

     Witness my hand and Notarial Seal this __________ day of _______________ 2004.

My commission expires: October 13, 2011	Signature: _____________________

My County of Residence: Marion	Printed: Bobbi Beck